As filed with the Securities and Exchange Commission on October 20, 2008
Registration No. 333-138077

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
SUBURBAN PROPANE PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	22-3410353
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
240 Route 10 West
Whippany, NJ 07981
(973) 887-5300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Paul Abel, Esq.
Vice President, General Counsel and Secretary
240 Route 10 West
Whippany, NJ 07981
(973) 887-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
P.J. Himelfarb, Esq.
Weil, Gotshal & Manges LLP
1300 Eye Street, NW
Suite 900
Washington, DC 20005
(202) 682-7000
Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Registration Statement filed on Form S-3 (the “Registration Statement”) (Registration No. 333-138077) registering 2,299,216 Common Units of Suburban Propane Partners, L.P. (the “Company”).
     On October 19, 2006, following unitholder approval at the 2006 Tri-Annual Meeting of Unitholders, we issued 2,300,000 common units to our general partner in exchange for the cancellation of (1) all incentive distribution rights in us and (2) the economic interests included in the general partner interests it held in us and our operating partnership subsidiary. Immediately after the effectiveness of the Registration Statement, our general partner distributed 2,299,216 Common Units to its direct and indirect members (the “Transaction”). The Company agreed to maintain the effectiveness of the Registration Statement for a period of two years following the consummation of the Transaction, which occurred on October 19, 2006.
     Pursuant to its undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statement on Form S-3 to deregister all of the securities covered by the Registration Statement which remain unsold on the date hereof.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Whippany, New Jersey, on October 20, 2008.

SUBURBAN PROPANE PARTNERS, L.P.
By:	/s/ Michael J. Dunn, Jr.
Michael J. Dunn, Jr.
President